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                                   EXHIBIT 11

                            SEATTLE FILMWORKS,  INC.
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                             First Quarter Ended
                                                          December 30,    December 24,
                                                              1995            1994
===============================================================================================

COMPUTATION OF PRIMARY EARNINGS PER SHARE:
------------------------------------------
Weighted average shares outstanding                         7,151,349     7,028,632

Net effect of dilutive stock options based on the
 treasury stock method using average market price             696,453       641,324
                                                            ---------     ---------

Total shares and equivalents                                7,847,802     7,669,956
                                                            =========     =========

Net income                                                   $950,711      $655,220
                                                             ========      ========

PRIMARY EARNINGS PER SHARE                                       $.12          $.09
                                                                 ====          ====

COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
------------------------------------------------

Weighted average shares outstanding                         7,151,349     7,028,632

Net effect of dilutive stock options based on the
 treasury stock method using the higher of quarter-end
 market price or average market price                         696,453       659,513
                                                            ---------     ---------

Total shares and equivalents                                7,847,802     7,688,145
                                                            =========     =========

Net income                                                   $950,711      $655,220
                                                             ========      ========

FULLY DILUTED EARNINGS PER SHARE                                 $.12          $.09
                                                                 ====          ====
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